UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007 (December 19, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007, Randall W. Cope, Co-President and Co-Chief Operating Officer of GateHouse Media, Inc. (the “Company”), informed the Company that he will resign as an officer and employee of the Company effective January 2, 2008. In connection with his resignation, and in lieu of any payments or benefits to which he would be entitled under his employment agreement and management stockholder agreement with the Company, the Company will (a) accelerate the vesting of all of Mr. Cope’s outstanding restricted share grants to the effective date of his resignation, (b) continue to pay Mr. Cope his base salary for a period of two months following the effective date of his resignation, and (c) continue to provide Mr. Cope, for a period of up to 12 months following the effective date of his resignation, coverage under the Company’s medical plan at the same levels as such benefits have been provided to Mr. Cope and, in connection therewith, Mr. Cope will continue to make contributions at the employee-required levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: December 26, 2007